Exhibit 10.9

GRANT OF SECURITY INTEREST

IN U.S. TRADEMARK REGISTRATIONS AND APPLICATIONS

WHEREAS, TieTek Technologies, Inc. (formerly known as TieTek, Inc.), a Texas corporation, with offices located at 14315 West Hardy Road, Houston, Texas 77060 (“Grantor”); and Tie Investors, LLC, a Texas limited liability company, with offices located at 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225 (the “Secured Party”) are parties to that certain Patent Security Agreement (the “Agreement”), which is incorporated herein by reference;

WHEREAS, said Agreement provides, inter alia, for the granting of liens on, and security interests in, certain trademark registrations and applications to register trademarks, as more fully listed in Schedule 1 to this Grant of Security Interest (the “Trademarks”); and

WHEREAS, it is the purpose of this document to perfect and memorialize the security interests granted to Secured Party in the Trademarks in a form suitable for recordation in the United States Patent and Trademark Office.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged and subject to the terms and conditions of the Agreement, Grantor hereby assigns and grants to Secured Party a security interest in each trademark registration or application to register a trademark described or referred to in the attached Schedule 1, and a security interest in such goodwill as may exist with respect to the business symbolized by the respective marks of said registrations and applications, to secure the Obligations (as defined in the Agreement).

TIETEK TECHNOLOGIES, INC., a Texas corporation

By:	/s/ Henry W. Sullivan
Name:	Henry W. Sullivan
Its:	President

SCHEDULE I

TO GRANT OF SECURITY INTEREST IN U. S.

TRADEMARK REGISTRATIONS AND APPLICATIONS

Application or Registration Number	Mark
2467881 (Issue Date 07/10/01)	TieTek